Exhibit 99. CODEETH

CODE OF ETHICS

FOR PRINCIPAL EXECUTIVE AND SENIOR FINANCIAL OFFICERS OF

THE MASSMUTUAL SELECT FUNDS

THE MASSMUTUAL PREMIER FUNDS

THE MML SERIES INVESTMENT FUND

THE MML SERIES INVESTMENT FUND II

This Code of Ethics (the “Code”) for Principal Executive and Senior Financial Officers has been adopted by those investment companies identified above (individually, a “Fund” and collectively, the “Funds”), to effectuate compliance with Section 406 under the Sarbanes-Oxley Act of 2002 and the rules adopted to implement Section 406.  The Code applies to each Fund’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions (“Covered Officers”).  A listing of positions currently within the ambit of Covered Officers for each Fund is attached as Exhibit A.(1)

1.                           Purposes of the Code

This Code sets forth standards and procedures that are reasonably designed to deter wrongdoing and to promote:

•                  honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•                  full, fair, accurate, timely, and understandable disclosure in reports and documents that the Funds file with, or submit to, the Securities and Exchange Commission (“SEC”) and in other public communications made by the Funds;

•                  compliance with applicable governmental laws, rules and regulations;

•                  the prompt internal reporting of violations of this Code to an appropriate person identified in the Code; and

•                  accountability for adherence to this Code.

It is acknowledged that, as a result of each Covered Officer being employed by one of the Funds’ service providers, each Covered Officer will, in the normal course of his or her duties, be involved in establishing policies and implementing decisions that may have different effects on the Funds and the applicable service provider.  It is further acknowledged that the participation of the Covered Officers in such activities is inherent in the relationship between each Fund and its service provider and is consistent with the expectations of each Fund’s Board of Trustees with respect to the performance by the Covered Officers of their duties as officers of the Funds.

In general, the principles that govern honest and ethical conduct, including the avoidance of conflicts of interest between personal and professional relationships, reflect, at the minimum, the following: (1) the duty at all times in performing any responsibilities as a financial officer, controller, accountant or principal executive officer of a Fund, to place the interests of the Fund ahead of personal interests; (2) the fundamental standard that Covered Officers should not take inappropriate advantage of their positions; (3) the duty to assure that each Fund’s financial statements and reports to shareholders are prepared honestly and accurately in accordance with applicable rules, regulations and accounting standards; and (4) the duty to conduct the Fund’s business and affairs in an honest and ethical manner.  Each Covered Officer should be sensitive to situations that may give rise to actual as well as apparent conflicts of interest.

(1) The obligations imposed by this Code on Covered Officers are separate from and in addition to any obligations that may be imposed on such persons as covered persons under the Code of Ethics adopted by the Funds under Rule 17j-1 of the Investment Company Act of 1940, as amended and any other code of conduct applicable to Covered Officers in whatever capacity they serve.  This Code does not incorporate by reference any provisions of the Rule 17j-1 Code of Ethics and accordingly, any violations or waivers granted under the Rule 17j-1 Code of Ethics will not be considered a violation or waiver under this Code.

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2.                                      Prohibitions

The specific provisions and reporting requirements of this Code are concerned primarily with promoting honest and ethical conduct and avoiding conflicts of interest between personal and professional relationships.

No Covered Officer may use information concerning the business and affairs of a Fund (including the investment intentions of a Fund), or use his or her ability to influence such investment intentions, for personal gain to himself or herself, his or her family or friends or any other person or in a manner detrimental to the interests of a Fund or its shareholders.

No Covered Officer may use his or her personal influence or personal relationships to influence the preparation and issuance of financial reports of a Fund whereby the Covered Officer would benefit personally to the detriment of the Fund and its shareholders.

No Covered Officer shall, in connection with carrying out his or her official duties and responsibilities on behalf of a Fund:

(i)                       employ any device, scheme or artifice to defraud a Fund or its shareholders;

(ii)                    intentionally cause a Fund to make any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading in its official documents, regulatory filings, financial statements or communications to the public;

(iii)                 engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon any Fund or its shareholders;

(iv)                engage in any manipulative practice with respect to any Fund;

(v)                   intentionally cause a Fund to fail to comply with applicable laws, rules and regulations, including failure to comply with the requirement of full, fair, accurate, understandable and timely disclosure in reports and documents that a Fund files with, or submits to, the SEC and in other public communications made by the Fund;

(vi)                intentionally mislead or omit to provide material information to the Fund’s independent auditors or to the Board of Trustees or the officers of the Fund or its investment adviser in connection with Fund related matters;

(vii)             fail to notify the Code Administrator (as defined in Section 7 below) promptly if he or she becomes aware of any existing or potential violations of this Code or applicable laws; or

(viii)          retaliate against others for, or otherwise discourage, the reporting of actual or apparent violations of this Code.

3.                                      Reports of Conflicts of Interests

If a Covered Officer becomes aware of an actual or apparent conflict of interest under this Code, he or she must immediately report the matter to the Code Administrator.  Upon receipt of such report, the Code Administrator will take prompt steps to determine whether an actual conflict of interest exists or appears to exist, and if so, will take steps (if possible) to resolve the conflict or remedy the appearance thereof.  If the Code Administrator determines that no actual or apparent conflict exists, the Code Administrator shall meet with the Covered Officer to advise him or her of such finding and of his or her reason for taking no action.  In lieu of determining whether a conflict or appearance of conflict exists, the Code Administrator may in his or her discretion refer the matter to the affected Fund’s Board of Trustees or any committee appointed by the

Board to deal with such information.

If the Code Administrator is involved or believed to be involved in the conflict of interest or appearance of conflict of interest, the Covered Officer shall report the matter directly to Massachusetts Mutual Life Insurance Company’s (“MassMutual”) General Counsel or Chief Compliance Officer, who shall take the same action as described above with respect to resolving the matter.

4.                                      Waivers

Any Covered Officer requesting a waiver of any provision of this Code must submit a written request for such waiver to the Code Administrator, setting forth the basis of such request and all necessary facts upon which such request can be evaluated.  The Code Administrator shall review such request and make a written determination thereon.

In determining whether to waive any of the provisions of this Code, the Code Administrator shall consider whether the proposed action:

(i)                          is prohibited by this Code;

(ii)                       is consistent with honest and ethical conduct; and

(iii)                    will result in a conflict of interest between the Covered Officer’s personal and professional obligations to a Fund.

In lieu of determining whether to waive any provision of this Code, the Code Administrator may in his or her discretion refer the matter to the affected Fund’s Board of Trustees or any committee appointed by the Board to deal with such information.

5.                                      Reporting Requirements

(a)                                  Each Covered Officer shall, upon becoming subject to this Code, be presented with a copy of this Code by the Code Administrator, and shall affirm in writing to the Code Administrator that he or she has received, read, understands and shall adhere to this Code (See Exhibit B).

(b)                                 At least annually, all Covered Officers shall be provided with a copy of the current Code by the Code Administrator, and shall certify that they have read and understand the Code and recognize that they are subject thereto (See Exhibit B).

(c)                                  At least annually, all Covered Officers shall certify that they have complied with the requirements of this Code and that they have disclosed or reported any violations of this Code to the Code Administrator (See     Exhibit C).

(d)                                 The Code Administrator shall submit a quarterly report to the Board of Trustees or any committee appointed by the Board to deal with such information, containing (i) a description of any report of a conflict of interest or apparent conflict and the disposition thereof; (ii) a description of any request for a waiver from this Code and the disposition thereof; (iii) any violation of the Code that has been reported or     found and the sanction imposed; and (iv) any other significant information arising in connection with the Code, including any proposed amendments.

(e)                                  Each Covered Officer shall notify the Code Administrator promptly if he or she knows of or has a reasonable belief that any violation of this Code has occurred or is likely to occur.  Failure to do so is itself a violation of this Code.

(f)                                    Any changes to or waivers of this Code, including “implicit” waivers as defined in applicable SEC rules, will, to the extent required, be disclosed by the Funds as provided by applicable SEC rules.(2)

6.                                      Sanctions

Any violations of this Code shall be subject to the imposition of such sanctions by MassMutual or the appropriate MassMutual affiliate, as may be deemed appropriate under the circumstances to achieve the purpose of this Code and may include, without limitation, a letter of censure, suspension from employment or termination of employment, in the sole discretion of MassMutual or the appropriate MassMutual affiliate, and/or removal as an officer of the Fund, in the sole discretion of the Fund’s Board of Trustees or any committee appointed by the Board to deal with such matters.

7.                                      Administration and Construction

(a)                                  The administration of this Code of Ethics shall be the responsibility of the Code Administrator of this Code, acting under the terms of this Code and the oversight of the Board of Trustees of the Fund or any committee appointed by the Board to deal with such information.

(b)                                 The Code Administrator shall be the Chief Compliance Officer of the Funds or his or her designee.

(c)                                  The duties of the Code Administrator will include:

(i)                                     maintaining a current list of the names of all Covered Officers;

(ii)                                  furnishing all Covered Officers a copy of this Code and initially and periodically informing them of

(2) An “implicit waiver” is the failure to take action within a reasonable period of time regarding a material departure from a provision of this Code that has been made known to the Code Administrator, MassMutual’s General Counsel or Chief Compliance Officer, or an executive officer of the Trust.

their duties and obligations thereunder;

(iii)   maintaining or supervising the maintenance of all records required by this Code, including records of waivers granted hereunder;

(iv)                              issuing interpretations of this Code which appear to the Code Administrator to be consistent with the objectives of this Code and any applicable laws or regulations;

(v)                                 conducting such inspections or investigations as shall reasonably be required to detect and report any violations of this Code, with his or her recommendations to MassMutual’s General Counsel and Chief Compliance Officer and to the Board of Trustees of the affected Fund(s) or any committee appointed by them to deal with such information; and

(vi)                              periodically conducting educational training programs as needed to explain and reinforce the terms of this Code.

(d)                                 In carrying out the duties and responsibilities described under this Code, the Code Administrator may consult with such other persons as the Code Administrator shall deem necessary or desirable, including legal counsel to the Trust, legal counsel to the Trustees who are not “interested persons,” as that term is defined in the Investment Company Act of 1940, as amended (the “Disinterested Trustees”), legal counsel to the Trust’s investment adviser, and the Trust’s Chief Legal Officer.

8.                                      Required Records

The Code Administrator shall maintain and cause to be maintained in an easily accessible place the following records for the period required by applicable SEC rules (currently six years following the end of the fiscal year of the Fund in which the applicable event or report occurred):

(i)                                     a copy of any Code which has been in effect during the period;

(ii)                                  a copy of each certification pursuant to the Code made by a Covered Officer during the period;

(iii)                               a copy of each report made by the Code Administrator pursuant to this Code during the period;

(iv)                              a list of all Covered Officers who are or have been required to make reports pursuant to this Code during the period, plus those person(s) who are or were responsible for reviewing these reports;

(v)                                 a record of any request to waive any requirement of this Code, the decision thereon and the reasons supporting the decision;

(vi)                              a record of any report of any conflict of interest or appearance of a conflict of interest received by the Code Administrator or discovered by the Code Administrator during the period, the decision thereon and the reasons supporting the decision; and

(vii)                           a record of any violation of any such Code and of any action taken as a result of such violation, during the period.

9.                                      Amendments and Modifications

This Code (other than Exhibits A and D and the names of the Funds identified on the first page and on Exhibits B and C that have adopted the Code) may not be amended or modified except by a writing that is approved or ratified by a majority vote of the Board of Trustees and the Disinterested Trustees. The Code Administrator must approve any permitted amendments or modifications not requiring Board of Trustee approval or ratification.

10.                               Confidentiality.

This Code is for the internal use of the Funds.  Reports and records prepared or maintained under this Code are considered confidential and shall be maintained and protected accordingly to the extent permitted by applicable laws, rules and regulations.  Except as otherwise required by law or this Code, such matters shall not be disclosed to anyone other than the Trustees and their counsel, Fund counsel, Fund officers, the Funds’ Chief Legal Officer, the independent auditors of the Funds, and MassMutual or its counsel, except as such disclosure may be required pursuant to applicable judicial or regulatory process.

Exhibit A

POSITIONS COVERED BY THIS CODE OF ETHICS

The following officers of the Funds:

•                  Principal Executive Officer (President);

•                  Principal Financial Officer (Chief Financial Officer);

•                  Comptroller or Principal Accounting Officer;

•                  Treasurer;

•                  Assistant Treasurer(s); and

•                  other persons performing similar functions as the Principal Executive Officer, Principal Financial Officer, Comptroller, or Principal Accounting Officer

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Exhibit B

INITIAL/ANNUAL CERTIFICATION

By signing below I certify that I have received, read, and understand this Code of Ethics for Principal Executive and Senior Financial Officers of the Funds (the “Code”), and further certify that I shall adhere to this Code.

Signature

Name and Title (Type or Print)

Names of Funds covered by Certification

Date

Please return the executed certification to the Code Administrator.

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Exhibit C

ANNUAL COMPLIANCE/REPORTING CERTIFICATION

By signing below, I certify that I have complied with the requirements of this Code of Ethics for Principal Executive and Senior Financial Officers of the Funds (the “Code”), and have disclosed or reported any violations of this Code to the Code Administrator for the year ended December 31, 200    .

Signature

Name and Title (Type or Print)

Names of Funds covered by Certification

Date

Please return the executed certification to the Code Administrator.

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Exhibit D

ADOPTION AND AMENDMENT DATES FOR CODE OF ETHICS FOR PRINCIPAL EXECUTIVE AND

SENIOR FINANCIAL OFFICERS OF THE FUNDS

THE MASSMUTUAL SELECT FUNDS
Adopted November 3, 2003, Amended May 13, 2008

THE MASSMUTUAL PREMIER FUNDS\
Adopted December 12, 2003, Amended November 1, 2004, Amended May 21, 2008

THE MML SERIES INVESTMENT FUND
Adopted November 3, 2003, Amended May 13, 2008

THE MML SERIES INVESTMENT FUND II
Adopted April 27, 2005, Amended May 21, 2008

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